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                                                                    EXHIBIT 7(c)

                                   APPENDIX 1
                              AS OF APRIL ___, 2003
                        LIBERTY VARIABLE INVESTMENT TRUST
                    CLASS B SHARES OF THE FOLLOWING SERIES:

Columbia International Fund, Variable Series
Colonial Small Cap Value Fund, Variable Series
Colonial Strategic Income Fund, Variable Series
Liberty Growth & Income Fund, Variable Series
Liberty All-Star Equity Fund, Variable Series
Newport Tiger Fund, Variable Series
Liberty Select Value Fund, Variable Series
Liberty S&P 500 Index Fund, Variable Series
Columbia High Yield Fund, Variable Series
Columbia Real Estate Equity Fund, Variable Series
Liberty Equity Fund, Variable Series

                                     LIBERTY VARIABLE INVESTMENT TRUST


                                     By: ____________________________
                                         Jean S. Loewenberg, Secretary


                                     LIBERTY FUNDS DISTRIBUTOR, INC.


                                     By: ____________________________
                                         James Tambone, Co-President